Exhibit 5

March 12, 2009	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 051892-0101

MAKO Surgical Corp.

2555 Davie Road

Fort Lauderdale, FL 33317

Ladies and Gentlemen:

We have acted as counsel for MAKO Surgical Corp., a Delaware corporation (the “Company”), with respect to the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 998,059 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, which may be issued pursuant to the MAKO Surgical Corp. 2008 Omnibus Incentive Plan (the “Plan”).

In connection with our representation, we have examined: (1) the Plan; (2) the Registration Statement; (3) the Company’s Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws, each as amended to date; (4) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing under the laws of the State of Delaware.

2.	The Shares, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

MILW_8458431.2

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